UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 29, 2005

Brush Engineered Materials Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-15885	34-1919973
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17876 St. Clair Avenue, Cleveland, Ohio		44110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-486-4200

N/A
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On May 3, 2005, Brush Engineered Materials Inc. (the "Company") entered into updated indemnification agreements with its directors, executive officers and key employees.

The form indemnification agreements for directors and executive officers require the Company to indemnify each director and executive officer against certain liabilities that may arise by reason of the individual’s status as a director and/or officer of the Company, to advance expenses incurred as a result of a proceeding as to which the individual may be indemnified and to cover such individual under any directors’ and officers’ liability policy the Company chooses to maintain. The form indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Ohio and shall be in addition to any other rights the directors and officers may have under the Company’s Amended and Restated Articles of Incorporation, Amended and Restated Code of Regulations and applicable law.

The forms of indemnification agreements for directors and executive officers are being filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and are incorporated herein by reference.

The Company also approved new forms of severance agreements for future use for officers and key employees. As described below under Item 5.02, the Company entered into a severance agreement with Mr. Hipple, in connection with his appointment as President and Chief Operating Officer of the Company. These new severance agreements, which includes Mr. Hipple's severance agreement, were updated to include language with regard to the Jobs Creation Act of 2004.

For a description of the terms of the form severance agreement for executive officers, see the description of the Severance Agreement (as defined below) described under Item 5.02 of this Current Report on Form 8-K and incorporated into this Item 1.01 by reference. The terms of the severance agreement for key employees are identical to the terms of the severance agreement for executive officers except that key employees are eligible to receive a lump sum payment of two times versus three times of certain compensation and benefits.

The forms of severance agreements for executive officers and key employees are being filed as Exhibits 10.3 and 10.4, respectively, to this Form 8-K and are incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective May 3, 2005, Richard J. Hipple, 52, was appointed President and Chief Operating Officer of Brush Engineered Materials Inc.

Mr. Hipple joined Brush Wellman in July 2001 and served as its Vice President of Strip Products from July 2001 until May 2002 at which time he was promoted to President of Alloy Products. Prior to joining Brush, Mr. Hipple was President of LTV Steel Company, a business unit of The LTV Corporation. Prior to running LTV's steel business, Mr. Hipple held numerous positions at LTV in Engineering, Strategic Planning and Procurement since 1975. LTV filed for chapter 11 bankruptcy protection in December of 2000.

The Company has entered into a severance agreement with Mr. Hipple effective as of May 3, 2005 (the "Severance Agreement"). Upon a "change in control" of the Company as defined in the Severance Agreement, Mr. Hipple's employment is terminated by the Company or one of its affiliates except for cause, or he resigns within one month after the first anniversary of the change, or the nature and scope of his duties worsens or certain other adverse changes occur and the Board of Directors so decides, then severance benefits will apply. Severance benefits include rights to a lump sum payment of three times salary; incentive compensation; cash in lieu of benefits under the Company's Supplemental Retirement Beneifit Plan; any special awards; the continuation of retiree medical and life insurance benefits for three years; and a lump sum payment equal to the sum of the present value of any bonus he would have received under any long-term incentive plan (assuming attainment of the plan target rate), any retirement benefits he would have earned during the next three years and the cash value of certain other benefits. All equity incentive awards would vest, and all stock options become fully exercisable, if the severance benefits are applicable. A termination or demotion following the commencement of discussions with a third party which ultimately result in a change in control will also activate severance benefits. Payments and benefits under the Severance Agreement are subject to reduction in order to avoid the application of the excise tax on "excess parachute payments" under the Internal Revenue Code, but only if the reduction would increase the net after-tax amount received by Mr. Hipple.

In connection with Mr. Hipple's new position, on April 29, 2005, the Organization and Compensation Committee of the Board of Directors of the Company awarded Mr. Hipple 8,000 stock options under the 1995 Stock Incentive Plan and 6,600 performance shares under the Long-Term Performance Shares Incentive Plan with a performance period of January 1, 2005 through December 31, 2007. Effective as of May 3, 2005, Mr. Hipple's base salary is $325,000.

Effective May 3, 2005, Gordon D. Harnett, Chairman of the Board, President and Chief Executive Officer of the Company resigned as President of Brush Engineered Materials Inc., but will retain his positions as Chairman of the Board and Chief Executive Officer.

Item 8.01. Other Events.

On May 3, 2005, the Organization and Compensation Committee of the Board of Directors appointed Mr. John Sherwin, Jr. as Chairman of the Organization and Compensation Commitee. Under the Company's Policy Statement of Significant Corporate Governance Issues, the Chairman of the Organization and Compensation Comittee is also the lead director. Mr. Sherwin is replacing Mr. Madar as Chairman of the Organization and Compensation Committee and lead director. Mr. Madar will remain a member of the Organization and Compensation Committee.

Mr. Sherwin has been a member of the Company's Board of Directors since 1981 and currently serves on the Audit Committee, Organization and Compensation Committee and the Retirement Plan Review Committee. Mr. Keithley will replace Mr. Sherwin as Chairman of the Retirement Plan Review Committee effective May 3, 2005.

The lead independent director may call a meeting of the independent directors at any time. The lead independent director will supervise the conduct of the meetings of independent directors, will communicate the results of the meetings to the Chief Executive Officer, as appropriate, and will have other responsibilities which the independent directors may designate from time to time.

Item 9.01. Financial Statements and Exhibits.

10.1 Form of Indemnification Agreement for Directors
10.2 Form of Indemnification Agreement for Executive Officers and key employees
10.3 Form of Severance Agreement for Executive Officers
10.4 Form of Severance Agreement for key employees

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brush Engineered Materials Inc.

May 5, 2005	By:	Michael C. Hasychak

Name: Michael C. Hasychak
Title: Vice President, Treasurer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Form of Indemnification Agreement for Directors
10.2	Form of Indemnification Agreement for Executive Officers and Key Employees
10.3	Form of Severance Agreement for Executive Officers
10.4	Form of Severance Agreement for Key Employees